                                                                     EXHIBIT 4.4

                           KIMBERLY-CLARK CORPORATION
                          RETIREMENT CONTRIBUTION PLAN

                       (EFFECTIVE AS OF JANUARY 1, 1997)

                               TABLE OF CONTENTS

Article I    Name, Purpose and Effective Date of Plan..................................

Article II   Definitions and Construction..............................................
             2.1     Definitions.......................................................
             2.2     Construction......................................................

Article III  Participation.............................................................
             3.1     Effective Date of Participation...................................
             3.2     Transfer To and From Participating Units..........................
             3.3     Nonduplication of Accruals for Participation in Other Plans.......

Article IV   Retirement Contributions..................................................
             4.1     Retirement Contributions..........................................
             4.2     Limited Service and Leave of Absence..............................
             4.3     Amount of Retirement Contribution.................................
             4.4     Contributions by Participants.....................................
             4.5     Temporary Suspension of Retirement Contributions..................
             4.6     Allocations to Retirement Accounts................................
             4.7     Valuation.........................................................
             4.8     Payment of Contributions to Trustee...............................
             4.9     Deductibility Requirement.........................................
             4.10    Mistaken Contributions............................................
             4.11    General Limitation................................................

Article V    Limitations on Benefits...................................................
             5.1     Limitations on Benefits...........................................
             5.2     Aggregation of Plans..............................................

Article VI   Trustee, Trust Agreement and Plan Expenses................................
             6.1     Trust Agreement...................................................
             6.2     Establishment of Investment Funds.................................
             6.3     Fund Investments..................................................
             6.4     Reinvestment of Income............................................
             6.5     Plan Expenses.....................................................

Article VII  Investment Directions.....................................................
             7.1     Investment of Contributions.......................................
             7.2     Investment Election...............................................
             7.3     Reallocations.....................................................
             7.4     Fund Transfers....................................................
             7.5     Effective Date of Investment Changes..............................
             7.7     Voting of Corporation Stock.......................................
             7.8     Tender Offers.....................................................
             7.9     Stock Rights, Stock Splits and Stock Dividends....................

Article      Vesting...................................................................
  VIII
             8.1     Five Years of Service.............................................
             8.2     Other Vesting Events..............................................
             8.3     Forfeitures and Restorations......................................

Article IX   Distributions and Withdrawals.............................................
             9.1     Optional Forms of Distribution....................................
             9.2     Lump Sum and Partial Distributions................................
             9.3     Distribution by Reason of Death...................................
             9.4     Distribution Upon Termination of Employment for Reasons other than
                       Death...........................................................
             9.5     Small Distributions...............................................
             9.6     Consent Required..................................................
             9.7     Evidence of Right to Receive Benefit..............................
             9.8     Required Distributions............................................
             9.9     Direct Rollovers..................................................
             9.10    Withdrawals.......................................................
             9.11    Unclaimed Benefits................................................

Article X    Incentive Investment Plan Committee.......................................
             10.1    Membership........................................................
             10.2    Powers............................................................
             10.3    Procedures........................................................
             10.4    Rules and Decisions...............................................
             10.5    Authorization of Payments.........................................
             10.6    Books and Records.................................................
             10.7    Perpetuation of the Committee.....................................
             10.8    Claims Procedure..................................................
             10.9    Allocation or Reallocation of Fiduciary Responsibilities..........
             10.10   Plan Administrator................................................
             10.11   Service of Process................................................

Article XI   Amendment and Termination.................................................
             11.1    Amendment and Termination.........................................

Article XII  Miscellaneous.............................................................
             12.1    Non-Guarantee of Employment.......................................
             12.2    Rights to Trust Assets............................................
             12.3    Disclaimer of Liability...........................................
             12.4    Non-Recommendation of Investment..................................
             12.5    Indemnification of Committee......................................
             12.6    Non-Alienation....................................................
             12.7    Facility of Payment...............................................
             12.8    Action by a Committee of the Board................................
             12.9    Qualified Domestic Relations Orders...............................
             12.10   Compensation Limit................................................

Article      Merger....................................................................
  XIII

Article XIV  Top-Heavy Requirements....................................................

Appendix A   List of Employers, Participating Units and Effective Dates of
             Participation.............................................................

                                   ARTICLE I

                    NAME, PURPOSE AND EFFECTIVE DATE OF PLAN

     This Kimberly-Clark Corporation Retirement Contribution Plan (the "Plan") has been adopted effective January 1, 1997. Its purpose is to supplement in part the retirement income which eligible Employees may be entitled to receive under the Federal Social Security Act and to encourage Eligible Employees to arrange for personal investment programs. The Plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Plan is intended to qualify as a profit-sharing plan.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

2.1 Definitions. When the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

     (a) Affiliated Employer: An Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to Code section 414(o).

     (b) Base Earnings: A Participant's Earnings up to an amount which does not exceed two-thirds ( 2/3) of the Taxable Wage Base for the Plan Year.

     (c) Beneficiary: The person or persons last designated on Timely Notice by a Participant, provided the named person survives the Participant. If no such person is validly designated or if the designated person predeceases the Participant, the Beneficiary shall be the Participant's spouse, if living, and if not, the Participant's estate.

     (d)    Board: The Board of Directors of the Corporation.

     (e) Business Day: Any day on which securities are traded on the New York Stock Exchange.

     (f) Code: The Internal Revenue Code of 1986, as amended from time to time.

     (g) Committee: The committee designated to administer and regulate the Plan as provided in Article X.

     (h)    Corporation: Kimberly-Clark Corporation (a Delaware corporation).

     (i)    Corporation Stock: The common stock of the Corporation.

     (j) Current Market Value: The fair market value on any day as determined by the Trustee in accordance with generally accepted valuation principles applied on a consistent basis.

     (k) Day of Service: An Employee shall be credited with a Day of Service for each calendar day commencing with the date on which the Employee first performs an Hour of Service until the Employee's Severance from Service Date. If an Employee quits, is discharged, retires, or dies, and such Employee does not incur a One-Year Period of Severance, the Employee shall be credited with a Day of Service for each calendar day elapsed from the Employee's Severance from Service Date to the date on which the Employee again completes an Hour of Service.

     (l) Earnings: Remuneration when paid, or would have been paid but for a Participant's deferral election, to a Participant by an Employer for personal services rendered to the Employer (before any withholding required by law or authorized by the person to whom such remuneration is payable), including overtime, bonuses, incentive compensation, vacation pay, deducted military pay, state disability payments received, workers compensation payments received, and to the extent such deductions decrease the individual's base pay, Before-Tax deferrals under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan or Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan, or any other plan maintained by an Employer and described under Section 401(k) of the Code, contributions under the Kimberly-Clark Corporation Flexible Benefits Plan or any other plan maintained by an Employer and described under Section 125 of the Code, but excluding any severance payments (except as provided in Section 4.3), payments made under the Kimberly-Clark Equity Participation Plans, pay in lieu of vacation, deferrals under the Kimberly-Clark Corporation Deferred Compensation Plan, compensation paid in a form other than cash (such as goods, services and, except as otherwise provided herein, contributions to employee benefit programs), service or suggestion awards, and all other special or unusual compensation of any kind.

          Earnings paid to an Employee for a Plan Year in excess of $150,000 (as adjusted at the same time and in the same manner as under section 415(d) of the Code for that Plan Year) shall not be taken into account.

          Notwithstanding the above, in the case of an Employee on foreign assignment, as determined by the Employer pursuant to Committee rule, Earnings shall be base salary, as determined by the Employer pursuant to Committee rule, which includes 401(k) deferrals under the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan or any other plan maintained by an Employer and described under
          Section 401(k) of the Code, and contributions under the Kimberly-Clark Corporation Flexible Benefits Plan or any other plan maintained by an Employer and described under Section 125 of the Code, plus overtime, bonuses, incentive compensation and vacation pay, but shall exclude foreign service premiums, cost of living adjustments, housing payments, tax equalization payments, severance payments (except as provided in Section 4.3), compensation in a form other than cash (such as goods, services and, except as otherwise provided herein, contributions to employee benefit programs), service or suggestion awards and all other special or unusual compensation of any kind.

     (m) Eligible Employee: Any person who is in the employ of an Employer during such periods as he meets all of the following conditions:

          (i)  he is an Employee on the regular payroll of an Employer,

          (ii) he has (a) at least one calendar month of continuous Service or
               (b) has completed during a computation period beginning on or after April 1, 1993, 365 consecutive Days of Service, or has completed during a computation period ending on or prior to March 31, 1993, at least 1,000 Hours of Service. A computation period for purposes of this subsection 2.1(y)(ii) shall be a period of 12 consecutive months, beginning on the Employee's date of employment by the Corporation, a Subsidiary or an Equity Company or an anniversary thereof; and

          (iii) he is in a Participating Unit.

         For purposes of this subsection, "on the regular payroll of an Employer" shall mean paid through the payroll department of such Employer, and shall exclude employees classified by an Employer as intermittent or temporary, and persons classified by an Employer as independent contractors, regardless of how such Employees may be classified by any federal, state, or local, domestic or foreign, governmental agency or instrumentality thereof, or court.

         Any leased employee (as defined in Code section 414(n)) shall not be considered an Eligible Employee under the Plan. In addition, a person who formerly was an Eligible Employee shall be treated as an Eligible Employee for all purposes hereunder during such periods as he meets all of the following conditions:

          (i)  he is an Employee on the regular payroll of an Employer, and

          (ii) he is on temporary assignment to provide services for a corporation, hereinafter referred to as the "Affiliate," which is a member of a controlled group of corporations, within the meaning of Code section 414(b) as modified by Code section 415(h), of which the Corporation is a member, and which is not an Employer hereunder.

              For purposes of the preceding sentence, a person shall be considered on temporary assignment only if his period of service for an Affiliate is expected to be of brief duration not to exceed 5 years and if he is expected to resume services for an Employer upon the expiration of the temporary assignment with the Affiliate.

     (n)    Employee: A person employed by an Employer.

     (o) Employer: The Corporation and each Subsidiary which the Committee shall from time to time designate as an Employer for purposes of the Plan and which shall adopt the Plan and the Trust. A list of Employers is set forth in Appendix A.

     (p) Equity Company: Any corporation, which is not the Corporation or a Subsidiary, 33 1/3% or more of the voting shares of which are owned directly or indirectly by the Corporation.

     (q) ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

     (r) Excess Earnings: A Participant's Earnings in excess of the Participant's Base Earnings.

     (s) Highly Compensated Eligible Employee: An Eligible Employee who is described in Code section 414(q) and applicable regulations thereunder. An Employee who is described in Code section 414(q) and applicable regulations thereunder generally means an Employee who performed services for the Employer or an Affiliated Employer during the "Determination Year" and is in one or more of the following groups:

          (i) Employees who at any time during the "Determination Year" or "Look-Back Year" were "Five Percent Owners" of the Employer or an Affiliated Employer. "Five Percent Owner" means any person who owns (or is considered owning within the meaning of Code Section
               318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c),
               (m) and (o) shall be treated as separate employers; or

          (ii) Employees who received "Compensation" during the "Look-Back Year" from the Employer or an Affiliated Employer in excess of $80,000, adjusted for changes in the cost of living as provided in Code section 415(d) and were in the "Top Paid Group" of Employees for the Plan Year. "Top Paid Group" means the top 20 percent of Employees, excluding those Employees described in Code section 414(q)(8) and applicable regulations, who performed services during the applicable Year, ranked according to the amount of "Compensation" received from the Employer during such Year.

         The "Determination Year" shall be the Plan Year for which testing is being performed, and the "Look-Back Year" shall be the immediately preceding 12 month period.

         An Employer may make a uniform election with respect to all plans of the Employer to apply a calendar year calculation, as permitted by regulations under Code section 414(q).

             For purposes of this subsection, "Compensation" shall mean compensation as defined in subsection 5.1(d), including elective salary reduction contributions made under this Plan or another cash or deferred arrangement or pursuant to Code section 125.

     (t) Hours of Service: Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of duties and for reasons other than the performance of duties during the applicable computation period. An Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. Hours of Service shall be credited to the Employee for the computation period or periods in which the duties are performed or for the period to which the award or agreement pertains, whichever is applicable. Credit for Hours of Service shall be given for periods of absence spent in military service to the extent required by law. Credit for Hours of Service may also be given for such other periods of absence of whatever kind or nature as shall be determined under uniform rules of the Committee. Employment with a company which was not, at the time of such employment, an Employer shall be considered as the performance of duties for an Employer if such employment was continuous until such company was acquired by, merged with, or consolidated with an Employer and such employment continued with an Employer following such acquisition, merger or consolidation. Employment with a Subsidiary that is not an Employer or with an Equity Company shall be considered as performance of duties for an Employer.

             Hours of Service shall be calculated and credited in a manner consistent with U.S. Department of Labor regulation Section 2530.200b-2(b) and (c), and shall in no event exclude any hours required to be credited under U.S. Department of Labor regulation
             Section 2530.200b-2(a).

             For any period or periods for which adequate records are not available to accurately determine the Employee's Hours of Service, the following equivalency shall be used:

             190 Hours of Service for each month for which such Employee would otherwise receive credit for at least one Hour of Service.

             Solely for purposes of determining whether an Employee has incurred a One-Year Period of Severance, an Employee who is absent from work:

       (i)   by reason of the pregnancy of the Employee;

       (ii)  by reason of the birth of a child of the Employee;

       (iii) by reason of a placement of a child with the Employee in connection with the adoption of such child by the Employee; or

       (iv) for purpose of caring for such child for a period beginning immediately following such birth or placement,

             shall be credited with certain Hours of Service which would otherwise have been credited to the Employee if not for such absence. The Hours of Service credited hereunder by reason of such absence shall be credited with respect to the Plan Year in which such absence begins, if such credit is necessary to prevent the Employee from incurring a one-year break-in-service in such Plan Year, and otherwise with respect to the Plan Year immediately following the Plan Year in which such absence begins. In addition, the Hours of Service credited with respect to such absence shall not exceed 501, and shall be credited only to the extent that the Employee substantiates to the satisfaction of the Committee that the Employee's absence, and the length thereof, was for the reasons described in paragraphs (i)-(iv) above. Notwithstanding the foregoing, no Hours of Service shall be credited pursuant to the three immediately preceding sentences with respect to any absence which commences before April 1, 1985.

     (u) Investment Fund: An unsegregated fund of the Plan including the K-C Stock Fund and such other funds as the Named Fiduciary may establish. An Investment Fund, pending investment in accordance with the Investment Fund purpose, may be invested in short-term securities of the United States of America or in other investments of a short-term nature.

     (v) K-C Stock Fund: An unsegregated Investment Fund to be invested in Corporation Stock, which, pending such investment, may be invested in short-term securities issued or guaranteed by the United States of America or in other investments of a short-term nature.

     (w) KCTC: Kimberly-Clark Tissue Company, a wholly-owned subsidiary of the Corporation.

     (x) Lump Sum Distribution: A single distribution of the entire amount of a Participant's Retirement Account.

     (y) Named Fiduciary: The Retirement Trust Committee (the members of which are designated by the Chief Executive Officer of the Corporation) shall be the Named Fiduciary of the Plan as defined in ERISA.

     (z) Normal Retirement Age: The later of age 65 or the fifth anniversary of the date the Employee commenced participation in the Plan.

     (aa) One-Year Period of Severance: The applicable computation period of 12 consecutive months following an Employee's Severance from Service Date during which an Employee fails to accrue a Day of Service. Years of Service and One-Year Periods of Severance shall be measured on the same computation period.

            An Employee shall not be deemed to have incurred a One-Year Period of Severance if he completes an Hour of Service within 12 months following his Severance from Service Date.

     (bb) Partial Distribution: A distribution of a portion of a Participant's Retirement Account.

     (cc) Participant: An Eligible Employee who is eligible to receive a Retirement Contribution pursuant to Article IV. He remains a Participant until his Retirement Account has been distributed pursuant to the Plan.

     (dd) Participating Unit: A specific classification of Employees of an Employer designated from time to time by the Committee as participating in this Plan. The classifications so designated and effective dates of participation of are shown in Appendix A.

     (ee) Plan Year: A twelve calendar month period beginning January 1 and ending the following December 31.

     (ff) Retirement Account: The account under the Plan to be maintained for each Participant as provided in Section 4.7.

     (gg) Service: Regular employment with the Corporation, a Subsidiary or an Equity Company. For all purposes under the Plan, Service shall include service with KCTC and Scott Paper Company prior to January 1, 1997.

     (hh)   Severance from Service Date: The earlier of:

            (i)   the date an Employee quits, is discharged, retires or dies, or

            (ii) the first anniversary of the date an Employee is absent from Service for any reason other than a quit, discharge, retirement, or death (e.g., disability, leave of absence, or layoff, etc.)

     (ii) Subsidiary: Any corporation, 50% or more of the voting shares of which are owned directly or indirectly by the Corporation, which is incorporated under the laws of one of the States of the United States.

     (jj) Taxable Wage Base: With respect to any Plan Year, the maximum amount of Compensation which may be considered wages for Social Security purposes under Section 3121(a)(1) of the Code as in effect on the first day of the Plan Year.

     (kk) Terminated Participant: A Participant who has terminated his employment with an Employer with the aggregate value of the Participant's Retirement Account exceeding $3,500 and who has not elected to receive a distribution under the Plan.

     (ll) Timely Notice: A notice (i) in writing on forms, (ii) by electronic medium, or (iii) by voice transmission, as prescribed by the Committee and made at such places and at such times as shall be established by Committee rules.

     (mm) Trust: The Kimberly-Clark Corporation Defined Contribution Plans Trust pursuant to the trust agreement provided for in Article VI.

     (nn)   Trustee: The trustee under the Trust.

     (oo) Valuation Date: Each Business Day for which the Current Market Value of a Participant's Retirement Account is determined for purposes of this Plan.

     (pp) Year of Service: An Employee shall accrue a Year of Service for each 365 Days of Service. If the total of an Employee's Service exceeds his whole Years of Service, then such Employee shall be credited with an additional fraction of a Year of Service, the numerator of which shall be the total number of his Days of Service represented by such excess and the denominator of which shall be 365. If the total of an Employee's Service is less than one Year of Service, then such Employee shall be credited with a fraction of a Year of Service, the numerator of which shall be the total number of his Days of Service and the denominator of which shall be 365.

2.2 Construction. Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular Section or subsection.

                                  ARTICLE III

                                 PARTICIPATION

3.1  Effective Dates of Participation.

     (a) Each Eligible Employee who (i) has at least one Hour of Service on December 31, 1996 and is an active Eligible Employee on January 1, 1997; and (ii) is a participant who is eligible to be credited with additional Years of Benefit Service as defined in the Kimberly-Clark Corporation Salaried Employees' Retirement Plan or Kimberly-Clark Corporation Hourly Employees' Standard Retirement Plan as of January 1, 1997, shall have the opportunity to make a one-time election on or before June 30, 1997 to become a Participant in the Plan, and such Eligible Employee who affirmatively elects shall become a Participant in the Plan effective as of July 1, 1997.

         Notwithstanding the foregoing, an Eligible Employee who is eligible to elect, and who does not affirmatively elect to become a Participant in the Plan, or who affirmatively elects not to become a Participant in the Plan, shall remain a participant in the Kimberly-Clark Corporation Salaried Employees' Retirement Plan or Kimberly-Clark Corporation Hourly Employees' Standard Retirement Plan, as applicable, in accordance with the terms thereof, and no Retirement Contributions shall be made for such Employee.

     (b) An Eligible Employee who is an Employee of KCTC as of December 31, 1996 and who has an Hour of Service hereunder on January 1, 1997 and, as of January 1, 1997, is not receiving termination payments under the Scott Paper Company Termination Pay Plan for Salaried Employees nor on a transition assignment and expected to receive termination payments under the Scott Paper Company Termination Pay Plan for Salaried Employees, shall become a Participant in the Plan as of January 1, 1997.

     (c) Each Eligible Employee who commences employment with a Participating Unit on or after January 1, 1997, or returns to work with a Participating Unit on or after January 1, 1997, shall become a Participant in the Plan on his employment or reemployment date, as applicable.

3.2  Transfer To and From Participating Units

     (a) An Eligible Employee who transfers out of a Participating Unit shall cease to be a Participant in the Plan as of the date on which he transfers out of such Participating Unit.

     (b) An Eligible Employee who transfers into a Participating Unit shall become a Participant in the Plan as of the date on which he transfers into such Participating Unit.

3.3  Nonduplication of Accruals for Participation in Other Plans

     Notwithstanding any other provision of the Plan, no Retirement Contributions shall be made for an Employee during any period in which such Employee is eligible to receive years of Benefit Service under the Kimberly-Clark Corporation Salaried Employees' Retirement Plan or the Kimberly-Clark Corporation Hourly Employees' Standard Retirement Plan, or Credited Employment under the Kimberly-Clark Tissue Company Pension Plan for Salaried Employees or the Kimberly-Clark Tissue Company Pension Plan for Hourly Employees.

                                      III-1

                                   ARTICLE IV

                            RETIREMENT CONTRIBUTIONS

4.1 Retirement Contributions. Each Eligible Employee who is a Participant under Article III of the Plan shall be allocated Retirement Contributions as provided in Section 4.3.

      Notwithstanding any provision of the Plan to the contrary, Retirement Contributions and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

4.2 Limited Service and Leave of Absence. All Participants who are actively employed and receiving Earnings, or who are entitled to receive benefits under the Scott Paper Company Termination Pay Plan for Salaried Employees commencing after January 1, 1997, are entitled to be allocated Retirement Contributions. Participants who are not actively employed due to a paid leave of absence shall be allocated Retirement Contributions made during such period of absence. Retirement Contributions on behalf of a Participant shall cease upon commencement of his unpaid leave of absence, and such Retirement Contributions shall resume upon the termination of such leave.

4.3   Amount of Retirement Contribution. Subject to the limitations set forth in
      Article V, for each Plan Year, the Employer shall pay or cause to be paid to the Trustee, contributions to the Plan that shall be allocated to the Retirement Account of each Participant eligible for an allocation as determined below. The Retirement Contribution for any Plan Year shall be sufficient to credit each such Participant's Retirement Account with an amount equal to the percentage in Column A of Base Earnings plus the percentage in Column B of Excess Earnings, based on the Participant's age as of the last day of the Plan Year:

                                                          COLUMN A                    COLUMN B
                                                   CONTRIBUTION PERCENTAGE     CONTRIBUTION PERCENTAGE
                       AGE RANGE                      OF BASE EARNINGS           OF EXCESS EARNINGS
      -------------------------------------------- -----------------------     -----------------------
      Under 25....................................           3.50%                       5.75%
      25-29.......................................           3.75%                       6.00%
      30-34.......................................           4.00%                       6.25%
      35-39.......................................           4.25%                       6.50%
      40-44.......................................           4.50%                       6.75%
      45-49.......................................           5.25%                       7.50%
      50-54.......................................           6.00%                       8.25%
      55 and over.................................           6.50%                       8.75%

4.4 Contributions by Participants. Participants shall not make contributions under this Plan. The amount of any Participant contribution under this Plan which is determined to have been erroneously made, as adjusted for income, gain and loss of the Trust for the time such contribution was retained under the Plan, shall be repaid as soon as practicable after such determination to such Participant if living; otherwise, as may be required by law.

4.5 Temporary Suspension of Retirement Contributions. The Board may order the suspension of all Retirement Contributions if, in its opinion, the Corporation's consolidated net income after taxes for the last fiscal year is substantially below the Corporation's consolidated net income after taxes for the immediately preceding fiscal year. Any such determination by the Board shall be communicated to all Eligible Employees and to all Participants reasonably in advance of the first date for which such temporary suspension is ordered.

4.6 Allocations to Retirement Accounts. Retirement Contributions made pursuant to Section 4.3 shall be allocated to the Retirement Account of each Participant as soon as administratively possible following payment to the Trust.

4.7 Valuation. Each Investment Fund and each Retirement Account shall be valued by the Trustee on each Valuation Date:

      (a) by determining the Current Market Value, as of the Valuation Date, of all securities and property which are then held in the Trust,

      (b) by adding thereto the amount of any uninvested cash and accrued income, or subtracting any losses incurred as of the Valuation Date, and

      (c) by subtracting any fees and expenses described in Article VI.

      All amounts to be distributed pursuant to the provisions of Article IX hereof as of the relevant Valuation Date shall be taken into account in valuing the Investment Funds and each Retirement Account pursuant to the provisions of this Section 4.7.

4.8 Payment of Contributions to Trustee. Amounts representing Retirement Contributions shall, not less frequently than monthly, be paid into the Trust.

4.9 Deductibility Requirement. All Retirement Contributions under the Plan are conditioned upon the deductibility of such Retirement Contributions under
      Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to such Retirement Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. For purposes of this Section 4.10, Retirement Contributions which are not deductible in the current taxable year of the Employer but which may be deducted in taxable years subsequent to the year in respect of which it is made, shall not be considered to be disallowed.

4.10 Mistaken Contributions. If Retirement Contributions are made by reason of a mistake of fact, such Retirement Contributions shall be returned to the Employer within one year after such Retirement Contributions are made. The amount which may be returned to the Employer shall not exceed the excess of (i) the amount contributed, over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess Retirement Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned.

4.11 General Limitation. Notwithstanding any other provision of this Article IV, no Retirement Contribution shall be made to the Plan which would cause the Plan to fail to meet the requirements for exemption from tax or to violate any provisions of the Code.

                                   ARTICLE V

                            LIMITATIONS ON BENEFITS

5.1 Limitations on Benefits. Anything to the contrary herein notwithstanding, no Retirement Contribution hereunder shall be made which will violate the limitations set forth below:

     (a) The Annual Addition to a Participant's Retirement Account (as such term is defined below) in any Plan Year either solely under the Plan or under an aggregation of the Plan with all other qualified defined contribution plans of the Employer may not exceed the lesser of (i) $30,000, (or such other amount as may be prescribed under regulations issued by the Secretary of the Treasury under Section 415(d) of the
         Code), or (ii) twenty-five percent (25%) of the Employee's total Compensation for the Plan Year.

     (b) If a Participant also participates under any other qualified defined contribution plan or any qualified defined benefit plan maintained by the Employer or an Affiliated Employer, all such defined contribution plans shall be considered as one defined contribution plan, and all such defined benefit plans shall be considered as one defined benefit plan. In such event, the sum of the defined contribution plan fraction and the defined benefit plan fraction for any Plan Year shall not exceed 1.0. In determining the allowable limitation referred to in the preceding sentence:

        (i) The defined benefit plan fraction shall be determined by dividing the projected annual benefit of the Participant under the defined benefit plan by the lesser of:

           (A) the product of 1.25 and $90,000 (subject to all adjustments as are permitted by, or required under, Section 415 of the Code), or

           (B) the product of 1.4 and 100% of the Participant's average annual total Compensation for his highest three consecutive years; and

        (ii) The defined contribution plan fraction shall be determined by dividing the sum of all Annual Additions (as such term is defined below) for all years in which he or she was a participant in any such defined contribution plans by the sum of the lesser of (i) or
             (ii) below for each year during which the Participant was an employee of the Employer:

           (A) the product of 1.25 and the dollar limitation in effect under
               Section 415(c)(1)(A) of the Code for such year, or

           (B) the product of 1.4 and 25% of the Participant's total Compensation for such year.

          In the event that the sum of the defined contribution plan fraction and the defined benefit plan fraction would exceed the allowable limitation for any Plan Year, the Participant's anticipated benefit under the defined benefit plan shall be reduced accordingly.

       Effective January 1, 2000, this Subsection 5.1(b) shall no longer apply under the Plan.

     (c) For purposes of this Section 5.1, the term "Annual Addition" as applied to each Participant shall mean the sum of the following amounts allocated to the Participant's Retirement Account under the Plan or any other qualified defined contribution plan or qualified defined benefit plan of the Employer or any Affiliated Employer: (1) matching employer contributions, Retirement Contributions and pre-tax contributions (excluding any previously distributed pre-tax contributions) and any other employer contributions; (2) forfeitures; and (3) and any other employee contributions. Amounts described in Section 415(l) and 419A(d)(2) of the Code contributed for any Plan Year for the benefit of the Participant shall be treated as an Annual Addition to the extent provided in such Sections.

     (d) For purposes of this Section, "Compensation":

        (i) includes amounts actually paid or made available to a Participant (regardless of whether he was such during the entire Plan Year);

           (A) as wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment with the Employer or Affiliated Employer including but not limited to commissions, compensation for services on the basis of a percentage of profits and bonuses;

           (B) for purposes of (c) above, earned income from sources outside the United States (as defined in Code section 911(b)); whether or not excludable from gross income under Code section 911 or deductible under Code section 913;

           (C) amounts described in Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includable in the gross income of the Participant;

           (D) amounts paid or reimbursed by the Employer or Affiliated Employer for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under Code section 217;

           (E) value of a nonqualified stock option granted to the Participant, but only to the extent that the value of the option is includable in the gross income of the Participant in the taxable year in which granted;

           (F) the amount includable in the gross income of a Participant upon making the election described in Code section 83(b).

        (ii) excludes --

           (A) amounts contributed by an Employer or Affiliated Employer on behalf of Participants under a cash or deferred arrangement and any amount which is contributed or deferred by the Employer or Affiliated Employer at the election of the Employee under Section 125 of the Code; provided, however that for Plan Years beginning after December 31, 1997, such amounts shall be included as "Compensation" with respect to such Plan Year.

           (B) contributions made by the Employer or Affiliated Employer to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed; provided however, any amounts received by a Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation in the year such amounts are includable in the gross income of the Participant;

           (C) amounts realized from the exercise of a nonqualified stock option, or recognized when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code section 83 and the regulations thereunder;

           (D) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

           (E) other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant); and

            (F) Compensation in excess of the limit set forth in Section 12.10.

       In lieu of the above definition of "Compensation," the following alternative definitions of "Compensation" in (i) or (ii) below may be applied with respect to a Plan Year as determined by the Committee in its discretion:

       (i) Wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Section 6041(d), 6051(a)(3), and 6052 of the Code, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code, and determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

       (ii) Wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) of the Participant but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

5.2 Aggregation of Plans. For purposes of Section 5.2, this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or any Affiliated Employer to the extent that this Plan is aggregated with any other plan for purposes of satisfying Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code).

                                   ARTICLE VI

                   TRUSTEE, TRUST AGREEMENT AND PLAN EXPENSES

6.1  Trust Agreement.

     (a) The Corporation shall enter into a trust agreement with a person or corporation selected by the Chief Executive Officer of the Corporation to act as Trustee of Retirement Contributions. The Trustee shall receive all Retirement Contributions and shall hold, manage, administer, and invest the same, reinvest any income, and, in accordance with instructions and directions of the Committee subject to the Plan, make distributions.

     (b) The trust agreement shall be in such form and contain such provisions as the Chief Executive Officer of the Corporation may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and the Trust under the Code. Upon the written request of an Eligible Employee, a copy of the trust agreement shall be made available for his inspection.

     (c) The Chief Executive Officer of the Corporation may, from time to time, remove the Trustee or any successor Trustee at any time and any such Trustee or any successor Trustee may resign. The Chief Executive Officer of the Corporation shall, upon removal or resignation of a Trustee, appoint a successor Trustee.

     (d) The Trustee's accounts, books, and records relating to the Trust may be audited annually by auditors selected by the Chief Executive Officer of the Corporation.

     (e) Brokerage fees, asset management fees, investment management fees and other direct costs of investment and taxes (including interest and penalties) shall be paid by the Trustee out of the funds of the Trust to which such costs are attributable, unless paid by the Corporation in its discretion.

6.2 Establishment of Investment Funds. The Trust shall consist of the K-C Stock Fund and such other Funds as have been established by the Named Fiduciary. The Named Fiduciary may, from time to time, in its discretion, establish additional funds or terminate any Fund. The Funds may include, but shall not be limited to, funds managed by the Trustee, by an insurance company, or by an investment company regulated under the Investment Company Act of 1940.

6.3 Fund Investments. Any of the Funds referred to in Section 6.2 above may, in whole or in part, be invested in any common, collective, or commingled trust fund maintained by the Trustee or another financial institution, which is invested principally in property of the kind specified for that particular investment Fund or for the temporary investment of assets, and which is maintained for the investment of the assets of plans and trusts which are qualified under the provisions of Section 401(a) of the Code and exempt from Federal taxation under the provisions of Section 501(a) of the Code, and during such period of time as an investment through any such medium exists the declaration of trust of such trust shall constitute a part of the applicable Trust Agreement.

6.4 Reinvestment of Income. All interest, dividends, and other income, as well as cash received from the sale or exchange of securities or other property, produced by each of the Funds or any losses incurred by each of the Funds, shall be reinvested in or deducted from the same Fund which produced such proceeds, interest, dividends other income or losses.

6.5 Plan Expenses. The expenses of administering the Plan, including Trustee's fees, shall be paid from the Trust and allocated among the Retirement Accounts of the Participants and Terminated Participants except to the extent that the Corporation, in its sole discretion, has determined that the Employer shall pay any such expenses. The transfer taxes, brokerage fees and other expenses in connection with the purchase, sale or distribution of Corporation Stock shall be paid by the Trust, and shall be deemed part of the cost of such Corporation Stock, or deducted in computing the sale proceeds therefrom, as the case may be except to the extent that the Corporation, in its sole discretion, determines that such taxes, fees or expenses (other than transfer taxes on distribution) shall be paid by the Employer.

                                  ARTICLE VII

                             INVESTMENT DIRECTIONS

7.1 Investment of Contributions. Each Eligible Employee upon becoming a Participant shall, upon Timely Notice, direct that his Retirement Contributions be paid into and invested in any one or more of the Investment Funds in such percentages as the Participant may direct; provided, however, that such percentage investment in any Investment Fund shall be in multiples of one percent (1%) of his Retirement Contributions. In the event the Participant does not elect the manner in which his Retirement Contributions are to be invested, the Trustee shall invest such contributions in the Stable Income Fund (as defined in the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan) until such time as the Participant elects the manner in which his Retirement Contributions are to be invested.

7.2 Investment Election. The percentage investment of a Participant's future Retirement Contributions to be paid into and invested in any one or more of the Investment Funds may be changed upon Timely Notice; provided, however, that such percentage investment in any Investment Fund shall be in multiples of one percent (1%) of the Retirement Contributions.

7.3 Reallocations. A Participant may, by making a request in the manner, and subject to any restrictions, prescribed by the Committee, direct that any portion, in multiples of one percent (1%), of his interest in any one or more of the Investment Funds be reallocated to any one or more of the other Investment Funds.

7.4 Fund Transfers: A Participant may, by making a request in the manner, and subject to any restrictions, prescribed by the Committee, direct that any portion, either in multiples of one percent (1%) or in a dollar amount, of his interest in any one or more of the Investment Funds be transferred to any one or more of the other Investment Funds.

7.5 Effective Date of Investment Changes. Any request made pursuant to the provisions of Sections 7.1 through 7.4 above may be made upon Timely Notice and, subject to any restrictions prescribed by the Committee, shall take effect as soon as practicable after such request is received.

7.6  Valuation. Any reallocation or transfer made pursuant to the provisions of
     Section 7.3 or 7.4 shall be based upon the value of the Participant's interest in any Investment Fund on the Valuation Date on which such transaction takes effect, subject to any restrictions prescribed by the Committee.

7.7 Voting of Corporation Stock. A Participant (or in the event of his death, his Beneficiary) may direct the voting at each annual meeting and at each special meeting of the stockholders of the Corporation of that number of whole shares attributable to the balances in his K-C Stock Fund Account as of the Valuation Date coincident with the record date for such meeting. Each such Participant (or Beneficiary) will be provided with copies of pertinent proxy solicitation material together with a request for his confidential instructions as to how such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and shall also direct the Trustee how to vote any shares of Corporation Stock at any meeting for which it has not received, or is not subject to receiving, such voting instructions.

7.8 Tender Offers. A Participant (or in the event of his death, his Beneficiary) may direct the Trustee in writing how to respond to a tender or exchange offer for any or all whole shares of Corporation Stock held by the Trustee and attributable to the balances in the K-C Stock Fund Account as of the Valuation Date coincident with such offer. The Committee shall notify each Participant (or Beneficiary) and exert its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to stockholders of the Corporation in connection with any such tender or exchange offer. Upon receipt of such instructions, the

                                      VII-1

     Trustee shall tender such shares of Corporation Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or Beneficiary) regarding any such tender or exchange offer for such shares of Corporation Stock (or shall receive instructions not to tender or exchange such shares), the Trustee shall have no discretion in such matter and shall take no action with respect thereto. With respect to shares of Corporation Stock in the K-C Stock Fund for which the Trustee is not subject to receiving such instructions, however, the Trustee shall tender such shares in the same ratio as the number of shares for which it receives instructions to tender bears to the total number of shares for which it is subject to receiving instructions, and shall have no discretion in such matter and shall take no action with respect thereto other than as specifically provided in this sentence.

7.9 Stock Rights, Stock Splits and Stock Dividends. A Participant shall have no right of request, direction or demand upon the Committee or the Trustee to exercise in his behalf rights to purchase shares of Corporation Stock or other securities of the Corporation. The Trustee, at the direction of the Committee, shall exercise or sell any rights to purchase shares of Corporation Stock appertaining to shares of such stock held by the Trustee and shall sell at the direction of the Committee any rights to purchase other securities of the Corporation appertaining to shares of Corporation Stock held by the Trustee. The Retirement Accounts of Participants shall be appropriately credited. Shares of Corporation Stock received by the Trustee by reason of a stock split or stock dividend shall be appropriately allocated to the Retirement Accounts of Participants.

                                      VII-2

                                  ARTICLE VIII

                                    VESTING

8.1 Five Years of Service. A Participant's interest in his Retirement Account shall be fully vested upon the Participant's completion of five Years of Service; provided, however, that a Participant who was employed by Scott Paper Company on December 12, 1995 shall be fully vested in his Retirement Account.

8.2 Other Vesting Events. Notwithstanding the above, each Participant's interest in his Retirement Contributions (and any earnings thereon) made on his behalf shall be vested in such Participant in whole, upon

     (a) his attainment of Normal Retirement Age or upon his death; or

     (b) the termination or partial termination of the Plan, or the complete discontinuance of all Retirement Contributions under the Plan (provided, however, that such discontinuance or partial termination relates to such Participant).

8.3 Forfeitures and Restorations. If a Participant incurs a Severance from Service Date other than by reason of an event described in Section 8.2 above, his interest in unvested Retirement Contributions and any earnings thereon shall be forfeited for the Plan Years in which (a) the Participant incurs five consecutive One-Year Periods of Severance or (b) if earlier, the Participant receives a distribution of his entire vested interest in his Retirement Account. A Participant who is not vested on his Severance from Service Date shall be deemed to receive a distribution of zero dollars ($0) on such date. If a Participant who has received a distribution, or is deemed to have received a distribution, of all or a portion of his vested interest in the Plan in accordance with the provisions of Article IX hereof on account of his incurring a Severance from Service Date is reemployed by the Employer, he or she shall have restored to his Retirement Account the amount forfeited in accordance with the above; provided, however, that such Participant repays the amount distributed. Such repayment must be made before the earlier of (i) five years after the date on which the Participant is subsequently re-employed by the Employer, or (ii) the end of a period of five consecutive One-Year Periods of Severance. Such restored amount and repayment shall be invested according to the Participant's elections then in effect under Section 7.2. The Committee shall maintain, or cause to be maintained, a record of the amounts required to be restored hereunder, and the Employer shall pay such amounts within thirty (30) days of such notice either from current forfeitures or from an additional contribution by the Employer.

                                     VIII-1

                                   ARTICLE IX

                         DISTRIBUTIONS AND WITHDRAWALS

9.1 Optional Forms of Distribution. A Terminated Participant may, upon Timely Notice elect any one of the following optional forms of distribution:

     (a) All Cash Distribution. An "All Cash Distribution" of a Participant's Retirement Account means a single distribution consisting of the cash equivalent of the Current Market Value on the Valuation Date of the Participant's vested percentage of his Retirement Account.

     (b) Stock and Cash Distribution. A "Stock and Cash Distribution" of a Participant's Retirement Account means one distribution consisting of:

        (i) the cash equivalent of the Current Market Value of the Participant's vested percentage of his Retirement Account, except his interest in the K-C Stock Fund, and

        (ii) full shares of Corporation Stock attributable to the Participant's vested percentage interest in the K-C Stock Fund, together with the cash equivalent of the Current Market Value of fractional shares of such Corporation Stock.

     (c) Installment Distribution. An "Installment Distribution" shall mean the cash equivalent of the Current Market Value of the Participant's vested percentage of his Retirement Account paid monthly in cash for a specified number of years elected by the Participant, not to exceed the lesser of the Participant's life expectancy or 20; provided, however, that an Installment Distribution is available only to Terminated Participants upon attainment of age 55. The value of each payment shall be determined on a declining balance method.

         Prior to the distribution of the final payment of an Installment Distribution, a Participant may elect:

        (i) to receive the remaining balance in his Retirement Account as a Lump Sum Distribution;

        (ii)  to change the elected period of the Installment Distribution; or

        (iii) to receive a Partial Distribution from the remaining balance in his Retirement Account.

9.2 Lump Sum and Partial Distributions. A Lump Sum Distribution or a Partial Distribution may be elected by any Participant in the form of an All Cash Distribution or a Stock and Cash Distribution.

9.3  Distribution by Reason of Death.

     (a) A Participant may designate a Beneficiary or Beneficiaries to receive the amount in the Participant's Retirement Account in case of his death, or to receive any balance due to the Participant at the time of his death under Section 9.1(c) above. If a Participant's participation terminates by reason of his death, his Beneficiary shall be entitled to receive distribution in full of the total amount in his Retirement Account. Such distribution shall be in the form of a lump sum payment in cash of the total amount in the Participant's Retirement Account, or at the election of the Beneficiary and in the manner prescribed by the Committee, such distribution may be made in one of the forms specified in Section 9.1 above.

     (b) In case of the Participant's death, the amount in the Participant's Retirement Account shall be distributed in accordance with the Plan to the designated Beneficiary or Beneficiaries. If a married Participant designates a Beneficiary or Beneficiaries other than his surviving spouse at the time of such designation, such designation shall not be effective (and the Participant's spouse shall be the Beneficiary) unless:

        (i) the spouse consents in writing to such designation;

        (ii) the spouse's consent acknowledges the effect of such designation, which consent shall be irrevocable; and

        (iii) the spouse executes the consent in the presence of either a Plan representative designated by the Committee or a notary public.

     (c) Notwithstanding the foregoing, such consent shall not be required if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because (i) there is no spouse; (ii) the spouse cannot be located after reasonable efforts have been made; or (iii) other circumstances exist to excuse spousal consent under applicable regulations. Each Beneficiary designation made by a Participant shall at all times satisfy the requirements of this Section 9.2; if at any time such designation shall fail to satisfy the requirements of this Section 9.2, such designation shall thereupon be deemed null and void. A Participant may designate a different Beneficiary provided he or she complies with the spousal consent requirements described above. If the Participant fails to designate a Beneficiary in accordance with the provisions of this Section 9.2, or if the designated Beneficiary predeceases the Participant, the total amount in his Retirement Account shall be distributed to the Participant's estate in the form of an All Cash Distribution as soon as practicable after the Participant's death.

9.4 Distribution Upon Termination of Employment for Reasons Other than Death. A Participant who is entitled to receive a distribution of his Retirement Account due to the termination of his employment for any reason except death, may on Timely Notice elect to receive such distribution in the form of an All Cash Distribution, a Stock and Cash Distribution or, if eligible under Section 9.1(c), an Installment Distribution, at any time.

9.5 Small Distributions. Anything to the contrary herein notwithstanding, the Committee shall make an All Cash Distribution to a Participant within three months after the Participant's Severance from Service Date if the total amount distributable from a Participant's Retirement Account does not exceed three thousand five hundred dollars ($3,500) and has never exceeded $3,500 at the time of any prior distribution (or such amount as the Secretary of Treasury shall specify).

9.6 Consent Required. In the case of a Terminated Participant whose vested Retirement Account balance exceeds three thousand five hundred dollars ($3,500), no distribution shall be made (or commence) without the consent of the Terminated Participant. If the Terminated Participant does not so consent, then distribution will be deferred until the earlier of when a Terminated Participant consents to such distribution, or until the Participant attains age 65.

9.7 Evidence of Right to Receive Benefit: The Plan Administrator may require proper proof of death, paternity, maternity, and such evidence of the right of any person to receive a distribution payable as a result of the death of a Participant as the Plan Administrator may deem desirable. The Plan Administrator's determination of death, paternity, maternity and the right of any person to receive payment shall be conclusive.

9.8 Required Distributions. Notwithstanding any provision of the Plan to the contrary, a Participant's or Terminated Participant's Accounts shall be distributed commencing no later than the earlier of:

     (a) April 1 of the calendar year following the later of

        (i) the calendar year in which the Terminated Participant attains age 70 1/2, or

        (ii) the calendar year in which the Participant retires, as defined under Section 401(a)(9) of the Code, or terminates employment, or with respect to a Participant or Terminated Participant who is a five percent owner as defined in Code Section 401(a)(9), April 1 of the calendar year following the calendar year in which the Participant or Terminated Participant attains age 70 1/2.

     (b) unless the Participant elects a later date (which can be no later than the date specified in (i) above), the 60th day after the latest of:

        (i)  the close of the Plan Year in which the Participant attains age 65,

        (ii) the close of the Plan Year which includes the date 10 years after the date the Participant first commenced participating in the Plan, or

        (iii)the close of the Plan Year in which the Participant terminated employment with his Employer.

     (c) All distributions from the Plan shall be made in accordance with the requirements of Code section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirements.

9.9 Direct Rollovers. In the event any payment or payments to be made to a Terminated Participant, a Beneficiary who is the surviving spouse of a Participant or Terminated Participant, or an Alternate Payee who is the former spouse of a Participant or Terminated Participant under the Plan would constitute an "eligible rollover distribution," such distributee may request that such payment or payments be transferred directly from the Trust to the trustee of (a) an individual retirement account described in
     Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in Section 403(a) of the Code, or (d) a qualified retirement plan the terms of which permit the acceptance of rollover distributions; provided, however, that clause (c) and (d) shall not apply to an eligible rollover distribution made to a Beneficiary who is not the surviving spouse of a Participant or Terminated Participant. Any such request shall be made in writing, on the form prescribed by the Committee for such purpose, at such time in advance as the Committee may specify.

     For purposes of this Section 9.7, an eligible rollover distribution shall mean a distribution from the Plan, excluding (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the lives (or life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (c) any distribution to the extent such distribution is not included in gross income (determined without regard to the exclusion for net unrealized appreciation of Corporation Stock).

9.10 Withdrawals. No withdrawals may be made from a Participant's Retirement Account. Notwithstanding the foregoing, a Terminated Participant may, by making a request in the manner prescribed by the Committee, withdraw all or any portion of the total value of the vested portion of his Retirement Account.

9.11 Unclaimed Benefits. During the time when a benefit hereunder is payable to any Terminated Participant or, if deceased, his Beneficiary, the Committee may mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within 12 months from the mailing of such demand, then the Committee may, under rules established by the Committee, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a forfeiture for the Plan Year within which such 12-month period ends, but shall be subject to restoration through and Employer contribution if the lost Participant or such Beneficiary later files a claim for such benefits.

                                   ARTICLE X

                      INCENTIVE INVESTMENT PLAN COMMITTEE

10.1 Membership. The Committee shall mean the Salaried Employees Incentive Investment Plan Committee, the members of which shall serve at the pleasure of the Chief Executive Officer of the Corporation. The Committee shall not receive compensation for its services. Committee expenses shall be paid by the Corporation.

10.2 Powers. The Committee shall have all such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Accounts hereunder, to adopt rules relating to the giving of Timely Notice, and to perform such other duties as may from time to time be delegated to it by the Chief Executive Officer of the Corporation. The Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable. It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties, as it may deem necessary and appropriate.

10.3 Procedures. A majority of the Committee members shall constitute a quorum. The Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members. All action by the Committee shall be evidenced by a certificate signed by the chairman or by the secretary to the Committee. The Committee shall appoint a secretary to the Committee who need not be a member of the Committee, and all acts and determinations of the Committee shall be recorded by the secretary, or under his supervision. All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

10.4 Rules and Decisions. All rules and decisions of the Committee shall be uniformly and consistently applied to all Eligible Employees and Participants under this Plan in similar circumstances and shall be conclusive and binding upon all persons affected by them. The Committee shall have absolute discretion in carrying out its duties under the Plan.

10.5 Authorization of Payments. Subject to the provisions hereof, it shall be the duty of the Committee to furnish the Trustee with all facts and directions necessary or pertinent to the proper disbursement of the Trust funds.

10.6 Books and Records. The records of the Employers shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan and for the calculation of Retirement Contributions.

10.7 Perpetuation of the Committee. In the event that the Corporation shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Committee at that time shall remain in office until the final termination of the Trust, and any vacancies in the membership of the Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Committee.

10.8 Claim Procedure. The Committee shall establish a procedure for handling all claims by all persons. In the event any claim is denied, the Committee shall provide a written explanation to the person stating the reasons for denial.

10.9 Allocation or Reallocation of Fiduciary Responsibilities. The Named Fiduciary may allocate powers and responsibilities not specifically allocated by the Plan, or reallocate powers and responsibilities specifically allocated by the Plan, to designated persons, partnerships or corporations other than the Committee, and the members of the Committee may allocate their responsibilities under the Plan among themselves. Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Committee with the records of the Committee. Notwithstanding the foregoing, no reallocation of the responsibilities provided in the Trust to manage or control the Trust assets shall be made other than by an amendment to the Trust.

10.10 Plan Administrator. The Corporation shall be the Plan Administrator as described in ERISA.

10.11 Service of Process. The Corporation shall be the designated recipient of service of process with respect to legal actions regarding the Plan.

                                   ARTICLE XI

                           AMENDMENT AND TERMINATION

11.1 Amendment and Termination. While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust, and may at any time order the temporary suspension or complete discontinuance of Retirement Contributions or may terminate the Plan, provided, however, that

     (a) no such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries;

     (b) no such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan; and

     (c) in the event of termination of the Plan or complete discontinuance of Retirement Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.

      Any action permitted to be taken by the Board under the foregoing provision regarding the modification, alteration or amendment of the Plan or the Trust may be taken by the Committee, using its prescribed procedures, if such action

     (a) is required by law,

     (b) is estimated not to increase the annual cost of the Plan by more than $1,000,000, or

     (c) is estimated not to increase the annual cost of the Plan by more than $10,000,000, provided such action is approved and duly executed by the Chief Executive Officer of the Corporation.

      Any action taken by the Board or Committee shall be made by or pursuant to a resolution duly adopted by the Board or Committee and shall be evidenced by such resolution or by a written instrument executed by such persons as the Board or Committee shall authorize for such purpose.

      The Committee shall report to the Chief Executive Officer of the Corporation before January 31 of each year all action taken by it hereunder during the preceding calendar year.

      However, nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with any law relating to the establishment or maintenance of the Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment is made retroactively or adversely affects the rights or interests of a Participant under the Plan.

                                  ARTICLE XII

                                 MISCELLANEOUS

12.1 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of his Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

12.2 Rights to Trust Assets. No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust. All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Employers, the Trustee, nor any member of the Committee or the Named Fiduciary shall be liable therefor in any manner.

       The Employers shall have no beneficial interest of any nature whatsoever in any Employer Contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust, or any part thereof, except to the extent that forfeitures as provided in the Plan shall be applied to reduce the Employer Contributions.

12.3 Disclaimer of Liability. Neither the Trustee, the Employers, nor any member of the Committee or the Named Fiduciary shall be held or deemed in any manner to guarantee the funds of the Trust against loss or depreciation.

12.4 Non-Recommendation of Investment. The availability of any security hereunder shall not be construed as a recommendation to invest in such security. The decision as to the choice of investment of Retirement Contributions must be made solely by each Participant, and no officer or employee of the Corporation or the Trustee is authorized to make any recommendation to any Participant concerning the allocation of Retirement Contributions hereunder.

12.5 Indemnification of Committee. The Employers shall indemnify the Committee and the Named Fiduciary and each member thereof and hold them harmless from the consequences of their acts or conduct in their official capacity, including payment for all reasonable legal expenses and court costs, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith.

12.6 Non-Alienation. Except as otherwise provided herein, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

12.7 Facility of Payment. If the Committee has notice that a Participant entitled to a distribution hereunder, or his Beneficiary, is incapable of caring for his own affairs, because of illness or otherwise, the Committee may direct that any distribution from such Participant's Retirement Account may be made, in such shares as the Committee shall determine, to the spouse, child, parent or other blood relative of such Participant, or his Beneficiary, or any of them, or to such other person or persons as the Committee may determine, until such date as the Committee shall determine that such incapacity no longer exists. The Committee shall be under no obligation to see to the proper application of the distributions so made to such person or persons, and any such distribution shall be a complete discharge of any liability under the Plan to such Participant, or his Beneficiary, to the extent of such distribution.

12.8 Action by a Committee of the Board. Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Compensation Committee of the Board or any

                                      XII-1
       other duly authorized committee of the Board designated under the By-Laws of the Corporation.

12.9 Qualified Domestic Relations Orders. Anything in this Plan to the contrary notwithstanding:

       (a) Alternate Payee's Account. An alternate payee under a domestic relations order determined by the Corporation to be a qualified domestic relations order (as defined in Code section 414(p)) shall have established and maintained for him a separate Retirement Account similar to the Retirement Account of the Participant specified in the qualified domestic relations order. The alternate payee's Retirement Accounts shall be credited with his interest in such Participant's Retirement Accounts, as determined under the qualified domestic relations order.

       (b) Investment of Alternate Payee's Account. Unless a Qualified Domestic Relations Order provides to the contrary, an Alternate Payee shall have the right to direct the investment of any portion of a Participant's Retirement Account payable to the Alternate Payee under such order in the same manner as provided in this Article VII with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

       (c) Alternate Payee's Beneficiary. Except to the extent otherwise provided by the Qualified Domestic Relations Order relating to an Alternate Payee:

          (i) the Alternate Payee may designate on Timely Notice a beneficiary, and

          (ii) the beneficiary of the Alternate Payee shall be accorded under the Plan all the rights and privileges of the Beneficiary of a Participant in the same manner as provided in Section 9.1 (except that no spousal consent shall be required). If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

       (d) Distribution to Alternate Payee. An alternate payee shall be entitled to receive a distribution from the Plan in accordance with the Qualified Domestic Relations Order relating to the Alternate Payee. Such distribution may be made only in a method provided in Article IX and shall include only such amounts as have become vested. An Alternate Payee shall be eligible for an Installment Distribution under Section 9.1(c) only if the Participant is eligible for such distribution.

       (e) Vesting of Alternate Payee's Account. In the event that the Qualified Domestic Relations Order provides for all or part of the non-vested portion of the Participant's Retirement Account to be credited to the account of the Alternate Payee, such amounts shall vest and/or be forfeited at the same time and in the same manner as the Retirement Account of the Participant specified in the Qualified Domestic Relations Order; provided, however, that no forfeiture shall result to the account of the Alternate Payee due to any distribution to or withdrawal by the Participant from his Retirement Account or any distribution to or withdrawal by the Alternate Payee from the vested portion of the account of the Alternate Payee.

12.10 Compensation Limit. In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $150,000, adjusted for changes in the cost of living as provided in Code sections 401(a)(17)(B) and 415(d).

                                      XII-2

                                  ARTICLE XIII

                                     MERGER

     No merger or consolidation with or transfer of any assets or liabilities to any other plan shall be made unless, upon completion thereof, the value of each Participant's Retirement Account shall immediately after said merger, consolidation, or transfer be equal to or greater than the value of the Participant's Retirement Account immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                     XIII-1

                                  ARTICLE XIV

                             TOP-HEAVY REQUIREMENTS

14.1 Top-Heavy Requirements. Notwithstanding any other provisions of this Plan, the following rules shall apply for any Plan Year if as of the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year, based on valuations as of such date, the sum of the present value of accrued benefits and Accounts of "key employees" (within the meaning of Code section 416) exceeds 60% of a similar sum for all employees under (i) each plan of the Employer or any Affiliated Employer in which a "key employee" participates, (ii) each other plan of the Employer or any Affiliated Employer which enables any such plan to meet the requirements of Code section 401(a)(4) or 410 and (iii) each other plan of the Employer or any Affiliated Employer which, if aggregated with the plan described in (i) and (ii), would not cause any such plan described in this clause (iii) to fail to satisfy the requirements of Code Sections 401(a)(4) or 410. A Plan Year during which such rules apply shall be known as a "Top-Heavy Plan Year."

     (a) Vesting. A Participant who is credited with an Hour of Service during the Top-Heavy Plan Year, or in any Plan Year after the Top-Heavy Plan Year, and who has completed at least three years of Service shall have a nonforfeitable right to 100% of his Retirement Account and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). If the Plan become Top-Heavy and later ceases to be Top-Heavy, this vesting schedule shall no longer apply and benefits which have not at such time vested under this schedule shall vest only in accordance with other provisions of this Plan, provided that any Participant with at least 3 years of Service shall be entitled to continue to utilize this schedule for vesting purposes by making an election at the time and in the manner specified by the Committee.

     (b) Required Contributions. Each Employer shall contribute on behalf of each employee eligible to participate in the Plan, the lesser of:

        (i) 3% of such employee's compensation (within the meaning of Code section 415); or

        (ii) the percentage of such employee's compensation (within the meaning of Code section 415) which is equal to the percentage at which contributions were made for that Plan Year on behalf of the "key employee" for whom such percentage is the greatest for such Plan Year, as prescribed by Code section 416(c)(2)(B) and regulations thereunder.

       Any contribution made pursuant to this subsection 14.1(b) shall be allocated to the Retirement Account on behalf of the employee for whom such contribution is made.

       (c) Additional Limitations. No allocations may be made to the Account of a Participant the sum of whose defined benefit plan fraction and defined contribution plan fraction, as defined in Code section 415(e), exceeds 1.0 when the dollar amounts, as defined in Section 12.2(b) hereof, are multiplied by 1.0 rather than 1.25.

           The provisions of this Section 14.1 shall be interpreted in accordance with the provisions of Code section 416 and any regulations thereunder, which are hereby expressly incorporated by reference.

       (d) Coordination. In the event a top heavy minimum contribution or benefit is required under this Plan or another plan of an Employer that covers a Participant, the top heavy minimum contribution or benefit, as appropriate, shall be provided in this Plan.

                                      XIV-1

                                   APPENDIX A

                     LIST OF EMPLOYERS, PARTICIPATING UNITS
                      AND EFFECTIVE DATES OF PARTICIPATION

             EMPLOYERS                          PARTICIPATING UNITS             EFFECTIVE DATE
------------------------------------  ---------------------------------------  ----------------
Avent, Inc.                           All salaried and hourly employees*       January 1, 1997

Coosa Pines Golf Club, Incorporated   All salaried and hourly employees*       January 1, 1997

CPM, Inc.                             All salaried employees*                  January 1, 1997

K-C Aviation Inc.                     All salaried employees*                  January 1, 1997

Kimberly-Clark Corporation            All salaried employees*                  January 1, 1997
                                      All hourly employees* at the Beech
                                      Island Mill, Berkeley Mill, Coosa
                                      Goodwater and Roanoke Operations and
                                      New Milford Mill.

Kimberly-Clark International          All salaried employees* except those     January 1, 1997
  Services Corporation                who transfer to a 50% or less owned
                                      foreign subsidiary on a non-temporary
                                      basis.

Kimberly-Clark Tissue Company         All salaried employees*                  January 1, 1997

Scott Worldwide, Inc.                 All salaried employees*                  January 1, 1997

---------------

* Including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another Employer or classification.

                                       A-1